PepGen Reports Second Quarter 2026 Financial Results and Recent Corporate Highlights

– DSMB recommends advancement of PGN-EDODM1 into the highest dose cohort in the FREEDOM2-DM1 study, as well as FREEDOM-OLE dose escalation from 5 mg/kg to 10 mg/kg –

– 10 mg/kg FREEDOM2-DM1 cohort fully enrolled, with 7 of 8 participants having completed dosing; data expected in November –

– Results from 12.5 mg/kg FREEDOM2-DM1 cohort expected in 1H 2027 –

– Well-funded with $117.2M of cash as of June 30, 2026, sufficient to fund operations into the fourth quarter of 2027 –

BOSTON— August 6, 2026-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today reported financial results for the quarter ended June 30, 2026 and recent corporate highlights.

"During the second quarter, our team maintained a strong focus on execution as we advanced FREEDOM2 and continued preparing for our next clinical data readout," said James McArthur, PhD, President and Chief Executive Officer of PepGen. "The DSMB's recommendation to dose escalate in both FREEDOM2 and the open-label extension reflects the encouraging safety profile of PGN-EDODM1 following several months of repeat dosing. We look forward to initiating enrollment in the 12.5 mg/kg cohort shortly and sharing data from the 10 mg/kg cohort in November. We remain confident that repeat dosing has the potential to build on the clinical foundation established in the FREEDOM single-ascending dose trial as we continue evaluating the safety and benefits of PGN-EDODM1 for individuals living with DM1."

Recent Program Updates

PGN-EDODM1: Myotonic Dystrophy Type 1 (DM1)

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FREEDOM2 Phase 2 Multiple Ascending Dose (MAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
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PepGen has fully enrolled the 10 mg/kg MAD cohort of FREEDOM2, with 7 of 8 participants having completed dosing. Data from this cohort is on track to be reported in November.
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Based on the review of available safety data from the 10 mg/kg MAD cohort and the open-label extension (OLE) study, an independent Data and Safety Monitoring Board (DSMB) recommended advancing the FREEDOM2 trial into the third and highest dose cohort (12.5 mg/kg). The DSMB also approved dose escalation in the OLE study from 5 mg/kg to 10 mg/kg. Read the full release here.
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Results from the 12.5 mg/kg cohort of FREEDOM2 are expected in the first half of 2027. Pending results from Cohorts 2 and 3, PepGen plans to engage with regulators in an end of Phase 2 (EOP2) meeting to discuss plans for the registrational program.

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Update from the OLE study is expected by early January. In the OLE, 6 of 8 participants from the 5 mg/kg FREEDOM2 cohort have elected to enroll, bringing total OLE enrollment to 16 participants.

Corporate Updates

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In May 2026, PepGen presented a late-breaking oral and poster presentation featuring data from its PGN-EDODM1 program at the 15th International Myotonic Dystrophy Consortium (IDMC-15). The late-breaking oral session included analyses of individual patient mis-splicing data from the PGN-EDODM1 program, as well as natural history data characterizing mis-splicing in patients with DM1. Ahead of IDMC-15, PepGen's President and Chief Executive Officer, James McArthur, PhD, presented single and initial multiple ascending dose data for PGN-EDODM1 at the 6th Annual Pharma Day, co-hosted by Euro-DyMA and the Myotonic Dystrophy Foundation. Presentation materials are available on PepGen’s website under Scientific Publications. Read the full release here.

Financial Results for the Three Months Ended June 30, 2026

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Cash, Cash Equivalents and Marketable Securities were $117.2 million as of June 30, 2026. Based on currently planned operations, PepGen believes that its existing cash, cash equivalents, and marketable securities will be sufficient to fund its operations into the fourth quarter of 2027.
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Research and Development Expenses were $12.5 million for the three months ended June 30, 2026, compared to $18.4 million for the same period in 2025.
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General and Administrative Expenses were $6.4 million for the three months ended June 30, 2026, compared to $5.5 million for the same period in 2025.
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Net Loss was $17.8 million, or $(0.26) basic and diluted net loss per share, for the three months ended June 30, 2026, compared to $23.1 million, or $(0.70) basic and diluted net loss per share, for the same period in 2025. PepGen had approximately 69.3 million shares outstanding on June 30, 2026.

About PGN-EDODM1

PGN-EDODM1, PepGen's investigational candidate in development for the treatment of DM1, utilizes PepGen's proprietary EDO technology to deliver a therapeutic oligonucleotide that is designed to restore the normal splicing function of MBNL1, a key RNA splicing protein. PGN-EDODM1 addresses the deleterious effects of cytosine-uracil-guanine (CUG) repeat expansion in the dystrophia myotonica protein kinase (DMPK) transcripts which sequester MBNL1, by binding to the pathogenic CUG trinucleotide repeat expansion present in the DMPK transcripts and disrupting the binding between the CUG repeat expansion and MBNL1. PepGen believes this innovative therapeutic approach may have considerable advantages over oligonucleotide modalities that rely on knockdown or degradation of the DMPK transcripts as it will allow the DMPK transcripts to continue to perform their normal function within the cell, while also liberating MBNL1 to correct downstream mis-splicing events. The U.S. Food and Drug Administration has granted PGN-EDODM1 both Orphan Drug and Fast Track Designations for the treatment of patients with DM1. The European Medicines Agency (EMA) has recently granted Orphan Designation for PGN-EDODM1.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide (EDO) platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, PepGen is generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

For more information, please visit PepGen.com. Follow PepGen on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding whether repeat dosing has the potential to build on the clinical data from the FREEDOM trial, expected timelines for data reports from our FREEDOM2-DM1 trial, including the 10 mg/kg MAD cohort of FREEDOM2 trial and dose escalated 12.5 mg/kg FREEDOM2 trial as well as the OLE trial for PGN-EDODM1, initiation of the 12.5 mg/kg FREEDOM2 cohort of the FREEDOM2 study, forecasts relating to PepGen’s cash runway, and ongoing and planned regulatory timelines and interactions.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to risks related to: delays or failure to successfully initiate or complete our ongoing and planned development activities for our product candidates, including PGN-EDODM1; our ability to enroll patients in our clinical trials, including FREEDOM2; that our interpretation of clinical and preclinical study results may be incorrect, or that we may not observe the levels of therapeutic activity in clinical testing that we anticipate based on prior clinical or preclinical results, including for PGN-EDODM1; our product candidates, including PGN-EDODM1, may not be safe and effective or otherwise demonstrate safety and efficacy in our clinical trials; adverse outcomes from our regulatory interactions, including delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, including clearance to commence planned clinical studies of our product candidates, or other regulatory feedback requiring modifications to our development programs, including in each case with respect to our PGN-EDODM1 program; changes in regulatory framework that are out of our control; unexpected increases in the expenses associated with our development activities or other events that adversely impact our financial resources and cash runway; and our dependence on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent reports filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

This release discusses PGN-EDODM1, an investigational therapy that has not been approved for use in any country and is not intended to convey conclusions about its efficacy or safety. There is no guarantee that PGN-EDODM1 or any other investigational therapy will successfully complete clinical development or gain regulatory authority approval.

Investor Contact
Laurence Watts

New Street Investor Relations
laurence@newstreetir.com

Media Contact

Julia Deutsch

Lyra Strategic Advisory, LLC

Jdeutsch@lyraadvisory.com

Condensed Consolidated Statements of Operations

(unaudited, in thousands)

	Three Months Ended June 30,
	2026	2025
Operating expenses:
Research and development	$ 12,522	$ 18,391
General and administrative	6,417	5,541
Total operating expenses	$ 18,939	$ 23,932
Operating loss	$ (18,939)	$ (23,932)
Other income (expense)
Interest income	1,093	842
Other (expense) income, net	50	3
Total other income, net	1,143	845
Net loss before income tax	$ (17,796)	$ (23,087)
Income tax expense	(16)	—
Net loss	$ (17,812)	$ (23,087)
Net loss per share, basic and diluted	$ (0.26)	$ (0.70)
Weighted-average common stock outstanding, basic and diluted	69,202,376	32,748,646

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2026	December 31, 2025
Assets
Cash, cash equivalents and marketable securities	$ 117,238	$ 148,456
Other assets	24,159	25,451
Total assets	$ 141,397	$ 173,907
Liabilities and stockholders’ equity
Liabilities	$ 21,864	$ 26,463
Stockholders’ equity	119,533	147,444
Total liabilities and stockholders’ equity	$ 141,397	$ 173,907